BIOSEARCH MEDICAL PRODUCTS, INC.

                                       TO

                            T.B.M. Associated, L.L.C.

           CONTRACT FOR THE SALE OF THE PREMISES COMMONLY KNOWN AS 35
                   INDUSTRIAL PARKWAY, SOMERVILLE, N.J. 08876
                                November 24, 1997

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Table of Contents:

                                                                            Page

SALE OF 35 INDUSTRIAL PARKWAY, SOMERVILLE, NJ................................  1
      1. AGREEMENT TO SELL:..................................................  1
      2. PURCHASE PRICE:.....................................................  1
      3. TITLE:..............................................................  2
      4. ESCROW AGENT AND DEPOSIT:...........................................  3
      5. TERMINATION OF AGREEMENT:...........................................  4
      6. PURCHASER'S INTENDED USE:...........................................  4
      7. PURCHASER'S CONTINGENCIES:..........................................  4
      8. CLOSING AND DELIVERY OF DOCUMENTS:..................................  6
      9. ADJUSTMENTS AT CLOSING:.............................................  7
      10. ASSIGNMENT:........................................................  7
      10A. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER...............  7
      10B. PRE-CLOSING COVENANTS OF SELLER.  ................................  9
      11. POSSESSION AND PRECLOSING ENTRY:...................................  9
      12. ASSESSMENTS:....................................................... 10
      13. REAL ESTATE BROKERAGE COMMISSION:.................................. 10
      14. RISK OF LOSS:...................................................... 10
      15. CONDEMNATION:...................................................... 10
      16. FLOOD HAZARD AREA:................................................. 11
      17. BOUNDARY LINES:.................................................... 11
      18. NOTICES:........................................................... 11
      19. ENTIRE AGREEMENT:.................................................. 11
      20. BINDING EFFECT:.................................................... 11
      21. GOVERNING LAW:..................................................... 11
      22. HEADINGS:.......................................................... 11
      23. SURVIVAL:.......................................................... 11
      24. RECORDING OF AGREEMENT:............................................ 11
      25. LIENS AGAINST THE PREMISES:........................................ 12
      26. LOAN OF DOCUMENTS:................................................. 12
      27. CALCULATION OF TIME PERIODS:....................................... 12
      28. DEFAULT BY PURCHASER/LIQUIDATED DAMAGES:........................... 12
      29. COUNTERPARTS:...................................................... 12
      LEGAL DESCRIPTION:..................................................... 14

Lease........................................................................ 15

Escrow Agreement............................................................. 22
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                  SALE OF 35 INDUSTRIAL PARKWAY, SOMERVILLE, NJ

      This Agreement of Sale made this 24th day of November, 1997, by and between Biosearch Medical Products, Inc. a New Jersey Corporation, with its principle place of business at 35 Industrial Parkway, Somerville, N.J. 08876 ("Seller") and T.B.M. Associated, L.L.C. a New Jersey Corporation, with its principle place of business at 40 Industrial Parkway, North Branch, N.J. 08876 ("Purchaser")

                                   WITNESSETH:

      WHEREAS, The Seller is the owner of certain real property premises located in the municipality of Branchburg, County of Somerset, and State of New Jersey; and

      WHEREAS, Purchaser desires to purchase said premises from Seller; and

      WHEREAS, the parties hereto desire to set forth their mutual understandings and agreements with respect to the sale and purchase of said premises.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

      1. AGREEMENT TO SELL: Seller hereby agrees to sell and Purchaser hereby agrees to purchase those real property premises consisting of approximately 6.2 acres situated in the Township of Branchburg, County of Somerset and State of New Jersey. The premises are commonly known as 35 Industrial Parkway, Somerville, New Jersey and are also known as Lot 3D, Block 13, as shown on the current tax map of the Township of Branchburg. The premises are more specifically described on Schedule A attached hereto and made a part hereof. All machinery and trade fixtures are not included in the sale.

      2. PURCHASE PRICE: The purchase price for the premises shall be Nine Hundred Thousand Dollars ($900,000) and a 3 year lease back of approx 17,000 sq ft. from Purchaser to Seller beginning on the date of closing said terms of lease are set forth on Schedule B1 attached hereto, subject to adjustments as hereinafter provided in Paragraph 8, payable as follows:

            (a) Upon execution hereof,
the receipt of which is hereby
acknowledged, to be held in escrow by
escrow agent pending closing and
pursuant to the provisions of Paragraph 4                   $  100,000

            (b) Balance to be paid at
closing of title by certified, bank,
cashier's, or attorneys' trust account
check or pursuant to Seller's wire
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-2
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instructions                                                $  800,000

            (c) A three year fully paid
lease of approx. 17,000 square feet,
which the parties value at $357,000.

                                                            $  357,000

                                    Total Purchase Price    $1,257,000

      3. TITLE:

            (a) Title to the premises shall be good, marketable, with title valid of record, and insurable by a title insurance company of Purchaser's choice authorized to do business in the State of New Jersey, subject to the following exceptions which shall be deemed "Permitted Exceptions":

Subject to a mortgage given by purchaser to the New Jersey Economic Development Authority which purchaser will satisfy with part of the Purchase Price.

Subject to all other exceptions of record.

                  (i) Laws, regulations or ordinances of federal, state, county or local entities or agencies having jurisdiction over the premises, provided same do not prohibit the use and enjoyment of the premises for Purchaser's Intended Use, as described in Paragraph 6(a)(i) below.

                  (ii) Easements, covenants, and restrictions of record, provided the same have not been violated, would not render title to the premises unmarketable, nor would materially interfere with the Purchaser's Intended Use of the premises.

                  (iii) Such state of facts as would be shown on an accurate survey of the premises, provided such facts do not render title to the premises unmarketable, would not materially interfere with Purchaser's Intended Use of the premises, nor would reveal encroachments onto the premises from adjoining properties or from the premises onto adjoining properties.

      The existence of mortgages on the premises shall not constitute a non-Permitted Exception, provided the outstanding principal balance and accrued interest due and owing thereon is less than the balance of the purchase price described in Paragraph 2(b). In the event the amounts due under such mortgages are less than the balance of the purchase price described in Paragraph 2(c), then the Purchaser shall be permitted to use a portion of the closing proceeds to satisfy such amounts.

            (b) Within sixty (60) days from the date hereof, Purchaser shall procure a
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-3
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preliminary certificate of title from a title insurance company of Purchaser's choice licensed to do business in the State of New Jersey. Purchaser shall promptly notify Seller, in writing, of any title exceptions set forth in such preliminary certificate or in any amendments thereto which are not Permitted Exceptions. Seller shall then have a thirty (30) day period after such notice to clear or remove the non-Permitted Exceptions to the satisfaction of Purchaser and Purchaser's title company.

            (c) In the event Seller is unable, after due diligence, to remove the non-Permitted Exceptions and deliver title as required in Paragraph 3(a) above, Purchaser shall have the right either to accept such title as Seller is able to convey, without abatement of the purchase price, or to terminate this Agreement.

      4. ESCROW AGENT AND DEPOSIT:

            (a) The escrow agent referred to in Paragraph 2 above shall be Smith, Stratton, Wise, Herher & Brennan, attorneys at Law, (600 College Road-East, Princeton, N.J. 08540) (hereinafter referred to as "Escrow Agent"). The Escrow Agent shall hold the deposit and interest accrued thereon (hereinafter "escrow funds") pursuant to an ESCROW AGREEMENT, the form being attached to this AGREEMENT as Schedule C.

            (b) Upon closing of title, the Escrow Agent shall deliver the escrow funds to Seller. Purchaser shall be entitled to a credit against the purchase price for the deposit but not the interest.

            (c) In the event that pursuant to this Agreement or by mutual consent of Seller and Purchaser this Agreement is terminated, the Escrow Agent shall deliver the deposit and all interest earned thereon to the Purchaser. In that event, the Purchaser herein agrees to execute any and all documents necessary to confirm that Purchaser shall be liable to any taxing authority for taxes with respect to such interest. The Purchaser's obligation herein shall survive the termination of this Agreement.

            (d) In the event that there is no closing, nor a termination of this Agreement in accordance with its terms or by mutual consent of Seller and Purchaser, and/or one party shall allege default or breach by the other party as the cause, the Escrow Agent shall continue to hold said escrow funds pending an order from a court of competent jurisdiction or mutual consent of Seller and Purchaser.

            (e) Notwithstanding the terms of subparagraphs (c) and (d) above, the parties hereto agree that the question of which party is entitled to the deposit and when shall be governed by other paragraphs of this Agreement other than this Paragraph 4, and that this Paragraph 4 shall determine the procedures by which the Escrow Agent shall make disbursements. If Seller claims at any time that it is entitled to the escrow funds on account of any default by Purchaser, Seller shall notify Escrow Agent, in writing, requesting payment to Seller. If within ten (10) days of Escrow Agent's receipt of such notice Purchaser has not objected to the payment thereof to Seller, Escrow Agent shall pay same
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-4
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to Seller. If Purchaser objects, then subparagraph (d) above shall apply. If on the date set for closing Purchaser does not object, in writing, to the payment of the escrow funds to Seller in accordance with Paragraph 4(b), then Escrow Agent shall pay to Seller such sums. If Purchaser objects, in writing, to such payment, then subparagraph 4(d) above shall apply. If Purchaser claims at any time that it is entitled to the return of the escrow funds in accordance with this Agreement, Purchaser shall notify the Escrow Agent, in writing, of its claim for same. If within ten (10) days of Escrow Agent's receipt of such notice Seller has not objected to the payment thereof to Purchaser, Escrow Agent shall pay same to Purchaser. If Seller objects, then the provisions of subparagraph 4(d) shall apply. Both Seller and Purchaser agree that in connection with any written notification to be given to the Escrow Agent, a copy of such written notification shall be served upon the other party and the party giving such notice shall have the unconditional obligation to provide Escrow Agent with evidence satisfactory to Escrow Agent that a copy of the written demand has been delivered to the other party. Each party undertakes the obligation to provide such notice and provide evidence of such notice to Escrow Agent. Until such obligation has been satisfied, any time period described in this subparagraph
(e) shall not commence to run.

            (f) The Seller and Purchaser acknowledge that the Escrow Agent is one of the attorneys for the Seller but such fact shall not disqualify Escrow Agent from representing the Seller in any dispute between the parties hereto.

            (g) Seller and Purchaser agree that upon Escrow Agent's disbursement of the escrow funds to Seller or to Purchaser, in accordance with the terms set forth hereinabove or upon deposit thereof with a court of competent jurisdiction, the Escrow Agent shall have no further obligation under this Agreement or with respect of the escrow funds.

      5. TERMINATION OF AGREEMENT: If, pursuant to the terms of this Agreement, this Agreement shall be terminated or canceled then subject to Paragraph 4 hereof, Escrow Agent shall return the escrow funds to Purchaser and neither Seller nor Purchaser shall have any further liability to the other.

      6. PURCHASER'S INTENDED USE: Seller and Purchaser agree that Purchaser is purchasing the premises for the purpose of utilizing the premises for warehousing of fabric subject to all federal state and municipal laws and regulations. Seller represents that to Seller's best knowledge, the premises can be so used in a lawful manner.

      7. PURCHASER'S CONTINGENCIES: It is understood and agreed that the obligation of Purchaser to purchase the premises is expressly contingent upon the achievement or satisfaction of all of the following conditions, any or all of which the Purchaser shall have the right to waive, in whole or in part. The Purchaser shall not have the right to extend any time periods referred to herein unless such extension is agreed to in writing signed by both Seller and Purchaser. Said conditions are as follows:
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-5
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      (a) Purchaser obtaining a commitment (the "Commitment") from United
National Bank ("the Lender") for a mortgage loan (the "Loan") in the amount of $900,000 with interest at the prevailing rates for a prevailing year term. Purchaser agrees to make immediate application for such Loan and promptly comply with all of such Lender's reasonable requirements in connection with such Loan. Purchaser shall proceed with due diligence to obtain such commitment. In the event Purchaser has not obtained the Commitment from the Lender within sixty
(60) days of the date on which Seller and Purchaser have both duly executed this Agreement and each has received a fully executed counterpart thereof (the "Execution Date"), either party may terminate this Agreement by written notice sent before the 63rd day or this contingency is waived.

      (b) Environmental Contingency. The delivery by Seller within ninety (90) days after the Execution Date or as soon afterwards as received from the state of New Jersey, of a reasonably satisfactory letter of nonapplicability or negative declaration (as appropriate) regarding the premises pursuant to the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) (hereinafter, ISRA). If at any time any seepage, presence of or exposure to any hazardous substance or chemical, toxic or other waste (collectively "Hazardous Substances") occurs or exists on the, then Purchaser may terminate this Agreement.

      (c) Feasibility Study

            (i) The Purchaser shall have a period of sixty (60) days from the Execution Date ("Feasibility Period") in which to make such zoning, legal, title, engineering, soil, environmental, geological and other technical studies, tests, investigations and inquiries as shall deem necessary and appropriate, all at the Purchaser's sole cost and expense, in order to determine whether the premises is suitable for Purchaser's use as the warehousing of fabric.

            (ii) In the event that the Purchaser determines, that as a result of the tests, studies and investigations, that it is unwilling to proceed with the acquisition of the premises because the premises is not suitable for the warehousing of fabric, the Purchaser shall have the right, upon written notice to the Seller delivered on or before the 60th day of the Feasibility Period, to cancel this Agreement in which event the Deposit heretofore paid by the Purchaser shall be returned and there shall be no further liability or obligation on the part of either party hereto. If such notice is not delivered on the 60th day this condition is waived.

            (iii) From and after the date hereof, the Purchaser shall have the right to enter upon the premises for the purpose of making, at its sole cost and expense, the various tests, studies and investigations, authorized herein. Additionally, the Purchaser agrees to indemnify, defend and hold harmless the Seller herein from and against any claims, damage or losses caused by the Purchaser's entry upon the premises. This indemnification and hold harmless agreement extends to any loss occasioned to the premises. This indemnification and hold harmless agreement extends
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-6
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to any loss occasioned to the premises. This indemnification and hold harmless agreement extends to any loss occasioned to the premises or the Seller resulting from the conduct or access of the Purchaser's representative as well as by its contractors, subcontractors, business invitees and/or licensees.

            (iv) The Purchaser agrees to restore the premises promptly following the completion of the tests herein permitted to the condition of said premises immediately prior to the Purchaser's entry thereon.

      If the contingencies set forth in this Paragraph 7 are not satisfied within the applicable contingency period and the Agreement is terminated in accordance with the terms hereof, the Escrow Agent shall refund the Deposit to Purchaser and neither party shall have any further liability to the other hereunder."

      Purchaser agrees to use reasonable diligence and act in good faith in pursuit of the satisfaction of all contingencies.

      In connection with the satisfaction of contingencies, Seller, without charge to Purchaser but without assuming any financial obligation, agrees to fully cooperate with Purchaser and execute all applications, confirmations and other documents necessary to permit Purchaser to satisfy contingencies. In connection with any contingency, Purchaser shall advise Seller, in writing, by the date when Purchaser shall have the right to terminate this Agreement for non-satisfaction of the contingency or shall have satisfied the contingency whether or not Purchaser (a) has satisfied the contingency, or (b) is terminating this Agreement for non-satisfaction. If by such date Purchaser has not so advised Seller, then at any time commencing on the next day thereafter, Seller shall have the right to terminate this Agreement by written notice to Purchaser thereof. If neither Seller nor Purchaser has terminated this Agreement by reason of non-satisfaction of a contingency, nor Purchaser has advised Seller that such contingency has been satisfied, then the time period within which such contingency can be satisfied shall continue until the earlier of (i) Seller's written notification to Purchaser that this Agreement has been terminated for non-satisfaction of contingency, (ii) Purchaser's written notification to Seller that this Agreement has been terminated for non-satisfaction of contingency, or
(iii) Purchaser's notification to Seller that the contingency has been satisfied or waived. It is the intention of this paragraph to provide that this Agreement shall not automatically terminate nor will any contingency be deemed automatically satisfied on any contingency period termination date unless and until Seller and/or Purchaser, as applicable, shall have affirmatively advised the other party as to the status of the matter.

      8. CLOSING AND DELIVERY OF DOCUMENTS: Closing of title shall take place on or about February 24, 1998 or within thirty (30) days of the waiver or satisfaction of all of Purchaser's Contingencies, whichever date shall first occur, at such time as is convenient for and agreed to by the parties. Seller acknowledges agrees that since the Purchaser may be obtaining mortgage financing, the closing will take place at the offices of Purchasers' attorneys, or such other location as is designated by Purchaser's lender. At the closing,
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-7
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Seller shall deliver a Deed of Bargain and Sale with Covenant against Grantors
Acts, an affidavit of title, a corporate resolution authorizing the sale, an affidavit that the Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code ("FIRPTA Affidavit") and shall deliver and/or execute such other documents as Purchaser's title insurance company and/or mortgage lender may reasonably request or require. Seller agrees that it shall not convey title pursuant to a power of attorney. In the event Purchaser obtains a survey of the premises from a surveyor licensed in the State of New Jersey, Seller agrees to use a legal description in accordance with such survey, provided such survey is certified to Seller, a copy of which shall be provided to Seller by Purchaser in advance of closing. Seller and Purchaser agree to exchange copies of the closing documents not less than five (5) days prior to closing.

      9. ADJUSTMENTS AT CLOSING: At the time of closing and delivery of deed, taxes, water and sewer charges, if applicable, shall be adjusted between Seller and Purchaser as of the closing date with charges for the day of closing attributable to the Seller. Seller shall bear the expense of payment of the realty transfer fee. Real estate taxes shall be apportioned on the basis of the calendar year for which assessed, except that if the closing date shall occur before the final tax rate is fixed, the apportionment of taxes shall be tentative, based upon the parties' best knowledge of the current year's assessments. At such time as the full year's taxes are known, the parties shall thereafter adjust as of the date of closing based upon the full year's taxes. Seller shall pay all roll-back taxes relating to farmland assessment whenever such assessment may be imposed by the taxing authority. The obligations of this paragraph with regard to any adjustments or payments subsequent to closing for real property taxes shall survive closing.

      10. ASSIGNMENT: Purchaser shall be entitled to assign this Agreement, to an entity in which it is a majority owner as long as it remains liable pursuant to the terms of this Agreement. All other assignments are prohibited.

      10A. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller is the owner of the premises and has the authority to enter into this transaction.

Seller is a corporation, duly organized, validly existing and in good standing in the State of New Jersey. Seller has full power and authority to consummate the sale of the premises as set forth herein, and all requisite actions required by law to authorize the execution, delivery and performance of this Agreement have been taken.

Seller has not received any notice of any violation of any federal, state or municipal laws, ordinances, orders, rules, regulations or requirements affecting any portion of the premises. In the event of the issuance of any written notice of violations after the date hereof, but prior to the Closing, Seller agrees to correct such violations or to allow Purchaser a credit at Closing to make such corrections.
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-8
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Seller has received no notice and has no knowledge of any pending improvements, liens or special assessments to be made against the premises by any governmental authority.

No portion of the premises is, and the Seller has not received any notice and has no knowledge that any portion of the premises will be, subject to or affected by any condemnation of similar proceeding.

The Seller has no knowledge of any existing action, suit or proceeding affecting the premises or any portion thereof or relating to, or arising out of the ownership, management or operation of the premises, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

No person, firm or other entity has any right of first refusal, option or any other right of any nature to acquire the premises or any portion thereof or any interest therein.

Neither the execution and delivery of this Agreement nor the consummation of the sale provided for herein will constitute a violation or breach by Seller of any provision of any agreement or other instrument to which Seller is a party or to which Seller may be subject although not a party, or will result in or constitute a violation or breach of any judgement, order, writ, injunction or decree issued against Seller.

There are no tenants or occupants, leases, mortgages or other liens or encumbrances, or other agreements affecting the operation of the premises except as set forth in this Agreement with the exception of a Use and Occupancy Permit that Seller has with its affiliate, Hydromer, Inc., which is terminable on thirty (30) days notice. At the option of the Purchaser, Seller will assign such Permit to Purchaser.

Seller represents that there are no existing contracts for advertising, janitorial services, maintenance contracts, or purchase contracts or for other services which would be binding on the Purchaser after Closing or affect the premises being conveyed. All valid bills and claims for labor performed and materials furnished to or for the benefit of the premises for all periods prior to the Closing Date will be paid in full by Seller.

All public utilities required for the operation of the premises either enter the premises through adjoining public streets, or if they pass through adjoining private land, do so in accordance with valid irrevocable easements which run to the benefit of the owner of the premises.

Seller has maintained and will maintain through the Closing Date such insurance coverage as is adequate to insure the premises at full replacement cost.

To the best of Seller's knowledge, the premises are in full compliance with all New Jersey and Federal environmental laws, including, without limitation, ISRA, the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23, et seq., and the regulations promulgated thereunder, and all other rules and regulations of the New Jersey Department
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SALE OF 35 INDUSTRIAL PARKWAY                                             Page-9
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of Environmental Protection and Energy ("DEPE") and its various divisions.
Seller has not dumped or disposed of, suffered or permitted dumping and disposal or, nor cleaned up any "Hazardous Substances", as such term is defined in N.J.S.A. 13:1K- 8(d) on or upon any portion of the premises. To the best of Seller's knowledge, the premises has not been used for any of the aforementioned purposes, or subjected to any such occurrences. Prior to the Closing Date, Seller shall prevent the dumping or disposal of any Hazardous Substances on or upon any portion of the premises. Seller hereby agrees to defend, indemnify, and hold Buyer harmless from and against any and all claims, losses, judgments, liabilities, damages and expenses (including with limitation cleanup costs and attorneys' fees arising by reason of any of the aforesaid or an action against the Seller under this indemnity) arising directly or indirectly from, out of, or by reason of any breach of this Section or the release of any Hazardous Substances prior to Closing. If any of the aforesaid representations are not true at the time of Closing, the Purchaser shall be permitted to terminate the Agreement and receive the return of the Deposit together with all accumulated interest.

SURVIVAL. The representation, warranties and covenants of the Seller listed above are true and complete as of the Execution Date and Seller will reaffirm their truth and completeness as of the Closing Date. All such representations, warranties and covenants shall survive the Closing.

      10B. PRE-CLOSING COVENANTS OF SELLER.

            Seller covenants and agrees that subsequent to the Execution Date and until the Closing:

            Seller shall deliver the premises at the Closing Date in the same condition as it is on the Execution Date subject to ordinary wear and tear.

            Without the prior written consent of Purchaser in each instance, the Seller shall not enter into, renew, amend or extend any lease or enter into any new tenancy of any nature.

            Seller shall not suffer, cause or permit any change in the condition of the premises including, without limitation, the duping of any garbage, Hazardous Substances (as defined in N.J.S.A. 58:10-23.11b(k), or of any fill or other materials, or the removal of any fill, soil or vegetation from the premises. Seller shall not suffer, cause or permit any use or the occupancy of the premises pending the Closing.

            In the event the Seller receives written notice from any
governmental agency of any violation of any governmental rule, statute, ordinance or regulation affecting any portion of the premises, Seller shall promptly cure such violation, at its sole cost and expense, prior to the
Closing. Seller shall provide Purchaser with copies of all such notices and any responses thereto.
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SALE OF 35 INDUSTRIAL PARKWAY                                            Page-10
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            The risk of loss or damage to the premises by or as a result of any cause until the Closing Date is assumed by and shall be the responsibility of Seller.

      Certificate of Occupancy or other Governmental Approval. In the event that the Township of Branchburg requires the obtaining of Certificate of Occupancy, Certificate of Continuing Occupancy or any other type of governmental approval as a prerequisite for Closing, it shall be the obligation of the Seller to obtain same at its sole cost and expense. Seller shall make any repairs required to the premises for the issuance of said certificates or approvals, provided however, Seller has no duty to repair or modify the premises if said repair or modification is related to the activity or proposed activity of Purchaser.

      11. POSSESSION AND PRECLOSING ENTRY: Purchaser may enter into and upon the said lands and premises upon delivery of deed and from thence take the rents, issues and profits for its own use; provided, however, that Purchaser shall have the right, from time to time, to enter upon the premises prior to the date of closing hereunder for the purpose of conducting inspections, surveys and tests related to Purchaser's Intended Use and for satisfying of the Purchaser's Contingencies. Purchaser shall indemnity and hold Seller harmless from any and all liability for damage to persons or property arising from such entry prior to the closing date.

      12. ASSESSMENTS: If at the time for the delivery of the deed the premises, or any part thereof, shall be or shall have been affected by a special governmental assessment or assessments which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purpose of this Agreement, all of the unpaid installments of any such assessment, including those which are to become due and payable after the delivery of the deed, shall be deemed to be due and payable and to be liens upon the premises affected thereby and shall be paid and discharged by Seller upon delivery of the deed. Unconfirmed improvements or assessments, if any, shall be paid and allowed by Seller on account of the purchase price if the improvement or work has been commenced on or before the date hereof. Seller represents to the best of its knowledge that there are no unconfirmed improvements or assessments for improvements contemplated for the premises.

      13. REAL ESTATE BROKERAGE COMMISSION: Seller and Purchaser mutually represent and warrant to each other that there are no real estate brokers that either have dealt in connection with the negotiation of this Agreement.

      The parties hereto agree to save each other harmless and indemnify each other from any losses, damages, judgments and costs, including legal fees, which a party may suffer if the other party breaches its obligations hereunder or if the representation of the other party contained herein proves untrue.

      14. RISK OF LOSS: Risk of loss, by reason of fire or other casualty, shall remain with Seller until the time of closing. In the event of fire or other casualty to the premises,
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SALE OF 35 INDUSTRIAL PARKWAY                                            Page-11
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Seller shall advise Purchaser within ten (10) days thereof If all or a material part of the premises is destroyed by fire or other casualty, Purchaser shall have the right to terminate this Agreement. For purposes hereof, a material damage shall be damage, the restoration or repair cost of which shall, as estimated by Seller's insurance company, exceed $200,000. In connection with any non-material casualty, Seller shall cause all repairs to be made on or before closing. In connection with any material casualty which does not result in Purchaser's termination of this Agreement, Purchaser shall have the right to require Seller to repair the premises, in which case the time for closing shall be extended as required to allow for such repair, or to purchase the premises in accordance herewith, without abatement of purchase price, and receive an assignment of proceeds of such insurance.

      15. CONDEMNATION: In the event condemnation or eminent domain proceedings shall be commenced by any governmental or quasi-governmental authority having jurisdiction therefor against all or any part of the premises, Seller shall promptly notify Purchaser and provide Purchaser with all information concerning such proceedings. Purchaser may, at its option, by giving written notice to Seller within forty-five (45) days after its receipt of the notice of such proceedings, terminate this Agreement.

      In the event Purchaser does not elect to terminate this Agreement, then any award in condemnation and/or unpaid claims and rights in connection with such condemnation shall be assigned to Purchaser at closing, or if paid to Seller prior thereof, shall be credited against the unpaid balance of the purchase price due at closing. If Purchaser determines not to terminate this Agreement, Seller shall not adjust or settle any condemnation awards without the prior written approval of Purchaser and shall allow Purchaser to participate in all proceedings.

      16. FLOOD HAZARD AREA: If the premises are within a flood hazard area, Purchaser shall have the right to terminate this Agreement. Purchaser agrees to obtain a flood hazard certification within 60 days from the date hereof.

      17. BOUNDARY LINES: Seller represents that there are no encroachments from the premises onto adjoining properties or from adjoining properties onto the premises.

      18. NOTICES: All notices, demands or communications hereunder shall be sent by registered or certified mail, postage prepaid, return receipt requested, to the following addresses first appearing.

      19. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties hereto. No amendment or modification hereof shall have any force or effect unless in writing and executed by all parties.

      20. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, their heirs,

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-12
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executors, administrators, successors and assigns.

      21. GOVERNING LAW: This Agreement shall be construed in accordance with the laws of the State of New Jersey.

      22. HEADINGS: The article headings contained in this Agreement are for reference only for the convenience of the parties. They shall not be deemed to constitute a part of this Agreement nor shall they alter or supersede the contents of the paragraphs themselves.

      23. SURVIVAL: Whenever the context of this Agreement allows, expressly provides, or reasonably implies a continuing obligation, such continuing obligation shall survive the closing of title and delivery of the deed and shall not merge therein.

      24. RECORDING OF AGREEMENT: Seller and Purchaser agree that this Agreement will not be recorded.

      25. LIENS AGAINST THE PREMISES: All sums paid by Purchaser pursuant to the terms of this Agreement shall be returned to Purchaser upon Purchaser's termination of this Agreement and the same shall constitute liens against the premises.

      26. LOAN OF DOCUMENTS: Purchaser agrees that it has received copies of its title insurance policy, present deed, proposed deed, 1994 ISRA submission and Resolution by the Board of Directors of Seller, authorizing the sale. Seller shall also make available to Purchaser plans and specifications utilized by Seller in connection with any applications made by Seller for any governmental approvals or in connection with the construction of any improvements on the premises.

      27. CALCULATION OF TIME PERIODS: With respect to any time periods set forth herein which are calculated from the date of this Agreement, it is understood and agreed that such time period commences from the date of final execution of this Agreement by all parties hereto, including execution of any riders or amendments hereto. The date of this Agreement shall be the date the last signatory executes this Agreement and any such riders or amendments.

      28. DEFAULT BY PURCHASER/LIQUIDATED DAMAGES: The parties hereto agree that in the event Purchaser shall default under this Agreement, the actual damages which Seller would suffer would be mathematically difficult to calculate. The parties hereto agree in good faith to estimate the amount of such damages which would reasonably compensate the Seller for such a default. Such amount is equal to $100,000. Accordingly, in the event of any default by Purchaser, Seller shall be entitled to liquidated damages in the sum of $100,000. The balance of the deposit, if any, together with interest, shall be returned to Purchaser.

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-13
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      29. COUNTERPARTS: This Agreement will be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-14
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      IN WITNESS WHEREOF, the undersigned have set their hands and seals the day and year first above written.


Biosearch Medical Products, Inc.

_________________________ Seller

Manfred F. Dyck, President


T.B.M. Associated, L.L.C.

______________________ Purchaser


Title: _________________________

Date: __________________________

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-15
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Schedule A

LEGAL DESCRIPTION:

BEGINNING at the most northerly corner of Lot 3D, as shown on "Plan of Major Subdivision-Final Plat: Industrial Property of Herbert Vollers-Readington Road, situated in Branchburg Twp., Somerset County" dated September 1965, revised April 1967, which map was filed in the Somerset County Clerks's Office as Map No. 1139 and from said Beginning point running; (1) South 66 degrees, 06 minutes, 44 seconds East, 531.87 feet along the southerly property line of the Central Railroad Company of New Jersey to a point and corner of Lot 3A as shown on the map herein referred to; thence (2) South 24 degrees, 15 minutes West,
493.73 feet along Lot 3A to the center line of Industrial Parkway; thence (3) North 65 degrees, 45 minutes West, 658.13 feet along the center line of Industrial Parkway; thence (4) North 38 degrees, 41 minutes, 12 seconds East,
506.36 feet to the point and place of BEGINNING. Containing 6.2 aces more or less.

The above description includes all of Lot 3D as shown on "Plan of Major Subdivision-Final Plat: Industrial Property of Herbert Vollers-Readington Road, situated in Branchburg Twp., Somerset County" dated September 1965, revised April 1967, which map is filed in the Somerset County Clerk's Office as Map No. 1139.

Being the same premises conveyed to Fabri-Kal Corporation by deed of Herbert D. Vollers and Nancy V. Vollers, his wife, dated July 16, 1970, and recorded in the Somerset County Clerk's Office in Deed Book 1229 at page 848.

Together with all rights of Fabri-Kal Corporation under deed dated December 29, 1972, to the Township of Branchburg and recorded in the Somerset County Clerk's Office in Deed Book 1274 at page 591.

Also being the same premises conveyed to Biosearch Medical Products, Inc. by deed of Fabri-Kal Corporation, dated September 9, 1980, and recorded in the Somerset County Clerk's Office in Deed Book 1427 at page 620.

Further being made subject to agreements, covenants, easements and restrictions of record and such facts as an inspection and accurate survey would disclose.

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-16
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Schedule B1

LEASE

      THIS LEASE is made as of the _____ day of _____, 1998, between T.B.M. Associated, L.L.C. (hereinafter referred to as "Landlord") and Biosearch Medical Products, Inc. (hereinafter referred to as "Tenant").

                                    SECTION 1
                              DEMISE AND BASIC RENT

      Landlord hereby rents to Tenant and Tenant hereby rents from Landlord, approx. 17,000 sq. ft. in the east side of the building, commonly known as 35 Industrial Parkway, Somerville, NJ, the east side being identified as Schedule B2 attached hereto, (hereinafter referred to as the "Premises"), in its "As Is" condition, for the term of beginning on the day of that the real estate containing the premises is conveyed by Tenant to Landlord and ending on 36 months later, at seven Dollars ($7.00) per sq. ft. per year, the amount of three hundred and fifty seven thousand dollars ($357,000) being acknowledged as received by Landlord from Tenant as part of the sale of the real estate in which the Premises is part and parcel therein (herein the "Basic Rent").

                                    SECTION 2
                    ADDITIONAL RENT, TAXES, ASSESSMENTS, ETC.

      In addition to the Basic Rent provided in Section I hereof, Tenant will pay 68% of any increase in real estate taxes over the year 1997 ("Additional Rent"). Tenant will pay all utility bills that are metered and enter the Premises. All other costs of operation (such as but not limited to taxes, building insurance, grounds upkeep, snow removal and other like costs) are to be paid by Landlord.

                                    SECTION 3
                         AFFIRMATIVE COVENANTS OF TENANT

      Tenant, jointly and severally if more than one, hereby covenants with Landlord as follows:

            (A) to pay any Additional Rent as aforesaid;

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-17
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            (B) to keep the Premises in good order; and

            (C) to surrender the peaceful and quiet possession of the Premises at the end of the term or any short period, broom clean and in as good condition as when received (normal wear and tear and damage from insured events excepted).

                                   SECTION 3A
                                ADDITIONAL TERMS

1. Landlord shall pay for the cost of construction of interior demising walls which shall be finished on both sides together with the doors to be located therein. All other interior modifications shall be the responsibility of the Tenant.

2. Landlord will reimburse Tenant for any electricity or utilities used by Landlord on Tenant's meters.

3. Landlord will grant Tenant access to the loading dock to load trucks.

4. Landlord recognizes there is a security system covering the entire premises and Tenant will disconnect the sensors in the non-leasehold from the system.

5. Tenant has the right to park up to 3 trailers and 2 refuse containers in the rear parking lot for storage, provided no municipal ordinances are violated. At the end of the lease these trailers and containers shall promptly removed.

                                   SECTION 4
                          NEGATIVE COVENANTS OF TENANT

      Tenant hereby covenants that Tenant will not do, suffer or permit any of the following:

            (A) anything to be done in or about the Premises which will contravene any policy of insurance against loss by fire;

            (B) violate the Certificate of Occupancy for the Premises or use, or permit to be used, the Premises for the purposes other than those of a Medical Device manufacturing; or

            (C) assign, mortgage or pledge this Lease, in whole or in part, or permit the assignment by operation of law or otherwise, or sublet the Premises or any portion thereof, without the consent in writing of Landlord.

                                    SECTION 5
                                 QUIET ENJOYMENT

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-18
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      The Landlord covenants that he shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

                                    SECTION 6
                                   ALTERATIONS

      Tenant shall not make any alterations or additions to the Premises without the prior written consent of Landlord. Any alterations, additions or repairs the Tenant shall be permitted to make shall be done at Tenant's own expense.

      Landlord shall make all alteration to secure the Premises from the other parts of the building, including installing separate meters to insure Tenant does not pay for any part of the non-leasehold.

                                    SECTION 7
                                   TERMINATION

      After a period of 10 months, Tenant may terminate this lease with a two month notice to Landlord. Landlord shall refund any unused rent at the rate of:

      1. if termination is effective in months 13-24, $6,000 per month times the remaining months payable within 9 months.

      2. if termination is effective in months 25-36, $8,000 per month times the remaining months payable within 3 months.

      Tenant's responsibility to vacate the premises at the termination of the Lease subject to a two month extension, shall be deemed to be "of the essence" of this Lease. Tenant shall have one option to extend the lease for two one month periods at a rate of $8,750 per month. In the event that tenant does not vacate the premises at the time of termination of this lease extension, landlord shall be entitled to make an immediate application to a court of appropriate jurisdiction and ask that the tenant be removed from the premises. The losing party shall be responsible for payment of all attorneys' fees and cost of suit.

      Upon termination of this Lease Tenant shall deliver as soon afterwards as a received from the state of New Jersey, an approval of a negative declaration regarding the premises pursuant to the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) (hereinafter, ISRA).

                                    SECTION 8
                              EFFECT OF DESTRUCTION

      If the Premises shall be destroyed or rendered untenantable by fire or

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-19
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unavoidable accident, or if the building in which the Premises are located is so damaged that Landlord shall elect to demolish it or rebuild it, the tenancy hereby created shall be thereby terminated, and Landlord shall refund the unused portion of the Rent at:

      1. if termination is effective in months 13-24, $6,000 per month times the remaining months payable within 9 months.

      2. if termination is effective in months 25-36, $8,000 per month times the remaining months payable within 3 months.

                                    SECTION 9
                                    INSURANCE

      Tenant shall provide and keep in force during the term of this Lease general liability insurance for injury or damage to persons or property in or upon the Premises during the term of this Lease. The said policy shall be with limits not less than one million Dollars ($1,000,000) in respect of any one person, in respect of any one accident and in respect of property damage and shall also contain an endorsement protecting the Landlord for water damage and sprinkler damage liability with respect to property other than the Landlord's.

      Landlord shall insure the building including the premises as Landlord deems fit. Tenant shall have the right to purchase any additional insurance to cover losses of Tenant.

      Tenant shall also furnish insurance for such other hazards and in such amounts as Landlord may reasonably require. Landlord reserves the right at any time and from time to time to require the limits for any of the insurance under this Section to be increased to limits which Landlord deems reasonable.

                                   SECTION 10
                                     REPAIRS

      Tenant shall keep the Premises in good condition and repair and shall redecorate, paint and renovate the Premises as may be necessary to keep them in good condition and repair and good appearance. Tenant will keep the sidewalks forming part of the Premises clean and free of obstructions, snow and ice.

                                   SECTION 11
                                  CONDEMNATION

      If the whole or any part of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose or use, then this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-20
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vesting of title and Landlord shall refund any and all unused Rent at the rate:

      1. if termination is effective in months 13-24, $6,000 per month times the remaining months payable within 9 months.

      2. if termination is effective in months 25-36, $8,000 per month times the remaining months payable within 3 months.

                                   SECTION 12
                                  SUBORDINATION

      This Lease is and shall be subject and subordinate to all present and future mortgages, deeds of trust or underlying leases affecting the Premises. Tenant shall execute any instrument which may be deemed necessary or desirable by Landlord to further effect or to evidence the subordination of this Lease to any such mortgage, deed of trust or underlying lease.

                                   SECTION 13
                                 INDEMNIFICATION

      Tenant agrees to indemnity and hold harmless the Landlord, each mortgagee, ground or underlying lessor of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable counsel fees and legal expenses) which may be incurred by Landlord or any such mortgagee or underlying lessor relating to or arising out of any breach by Tenant of (i) its obligations to be performed under this Lease, or (ii) the carelessness, negligence or improper conduct of Tenant, its agents, contractors, employees, invitees or licensees, or (iii) arising out of the use and occupancy of the Premises or any work or thing whatsoever done or any condition created in or about the Premises during the term of this Lease. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

                                   SECTION 14
                                   EXCULPATION

      The term "Landlord" as used in this Lease means only the holder, for the time being, of the Landlord's interest under this Lease so that in the event of any transfer of title to the Premises, the Landlord shall be and hereby is entirely free and relieved of all obligations of Landlord hereunder accruing after such transfer. Tenant acknowledges that there is absolutely no personal liability on the part of the Landlord, its successor or assigns with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-21
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the terms, covenants and conditions of this Lease to be performed by Landlord.

                                   SECTION 15
                                 BINDING EFFECT

      This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and assigns, subject to the limitations set forth in Section 15 hereof.

                                   SECTION 16
                                 APPLICABLE LAW

      The Lease shall be interpreted and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the state courts of New Jersey.

                                   SECTION 17
                                    CAPTIONS

      The captions appearing in this Lease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the Sections of this Lease nor in any way affect this Lease.

      WITNESS the hands and seals of the parties hereto as of the day and year first above written.

ATTEST/WITNESS:                         LANDLORD

___________________________________     BY: _________________________ (Seal)

ATTEST/WITNESS:                         TENANT

___________________________________     BY: _________________________ (Seal)

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-22
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Schedule B2

Partition of premises into 17,000 sq ft leasehold.

******INSERT DRAWING HERE*****

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-23
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Schedule C

Escrow Agreement Between

                                    Smith, Stratton, Wise, Herher & Brennan

                                    Biosearch Medical Products

                                    T.B.M. Associated, L.L.C.

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-24
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                                ESCROW AGREEMENT

      In connection with a contract for the sale of real estate dated ___________, 1997 ("Agreement") entered into by and between BioSearch Medical Products, Inc. of 35 Industrial Parkway, Somerville, New Jersey 08876, ("BMP") and T.B.M. Associated, L.L.C., of 40 Industrial Parkway, Somerville, New Jersey 08876("Buyer"); BMP, Buyer (hereafter also referred to as the "Parties") and Smith Stratton, Wise, Herher & Brennan, 600 College Road East, Princeton, New Jersey 08540 (the "Escrow Agent") agree as follows:

1.    DEPOSIT

      Simultaneously with the execution of the Escrow Agreement, Buyer has deposited one hundred thousand dollars ($100,000) with the Escrow Agent Escrow Fund pursuant to Section 2a of the Agreement.

2.    TERM

      This Escrow Agreement shall take effect on the date hereof, and remain in effect until the closing or cancellation of the Agreement, and for such additional time as may be required to resolve any dispute between Buyer and BMP with the purpose of this Escrow Agreement. This Escrow Agreement shall terminate upon the earlier or i) termination or cancellation of the Agreement without dispute contemplated by this Escrow Agreement, or ii) delivery of the escrow fund pursuant to the Agreement, the written direction of Buyer and BMP or a court order, and the Escrow Agent shall thereupon be released from any further obligation hereunder.

3.    PURPOSE OF ESCROW

      The Escrow Agent holds the Escrow Fund solely for the purpose described in
Section 4 of the Agreement.

4.    MISCELLANEOUS

      (a) Escrow Agent shall not be under any duty to give the escrowed Escrow Fund any greater degree of care than it gives other similar property held in a fiduciary capacity, and shall not be required to invest the funds in an interest bearing account or in any other manner.

      (b) Escrow Agent may act in reliance upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof or of the Agreement has been duly authorized to do so.

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-25
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      (c) Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith, and shall be indemnified and held harmless by the Parties and for any mistake of fact or error of judgment, or for any acts or omissions, unless caused by its wilful misconduct or gross negligence.

      (d) This Agreement sets forth exclusively Escrow Agent's duties with respect to the Escrow Fund and no implied duties or obligations shall be read into this Agreement against it.

      (e) Escrow Agent makes no representation as to the validity, value, or genuineness, sufficiency, completeness or collectibility of the Escrow Fund delivered to it.

      (f) Escrow Agent does not have and will not have any interest in the Escrow Fund but is serving only as Escrow Agent and will have only possession thereof. The Parties agree to indemnify it and hold it harmless from and against all damages, losses, costs and expenses in connection with or arising out of its duties as Escrow Agent hereunder.

      (g) In the event of any disagreement between any of the Parties resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or in the event that Escrow Agent should, in good faith, be in doubt as to what action it should take hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act, and it shall be entitled to continue so to refrain from acting until the rights of the Parties shall have been fully and finally adjudicated by a court of competent jurisdiction or all differences shall have been fully and finally adjudicated by a court of competent jurisdiction or all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons.

      (h) This Escrow Agreement shall survive the release of the Escrow Fund from escrow contemplated hereby.

      (i) This Agreement and the rights and obligations herein contained shall be binding upon and inure to the benefit of the Parties, the Escrow Agent, and their respective successors and assigns.

5.    LIABILITY

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-26
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      The Escrow Agent shall not, by reason of its execution of this Escrow
Agreement, assume any responsibility or liability for any transaction between Buyer and BMP with respect to the Escrow Fund held by it in accordance with this Escrow Agreement. The Escrow Agent shall not be responsible for any claims, liabilities, losses, or damages of any party which may result from the Escrow Agent's good faith performance hereunder, unless the Escrow Agent's performance has been found to constitute gross negligence or willful misconduct.

6.    CONSENT TO REPRESENTATION

      Buyer understands and acknowledges the Escrow Agent provides and has provided legal representation and counsel to BMP, Manfred F. Dyck, President and Chairman of BMP, Ursula M. Dyck, Director of BMP, and Hydromer, Inc. and affiliate of BMP, and that service as Escrow Agent hereunder does not constitute legal representation of, or counsel to Buyer. Service as Escrow Agent hereunder will not bar Escrow Agent from continuing its representation of such persons and entities, including but not limited to representation in connection with the Agreement, or otherwise in connection with this Escrow Agreement. Buyer hereby consents to such representation.

7.    SUBSTITUTION OF ESCROW AGENT

      Any Escrow Agent serving hereunder may resign at any time upon 60 days' prior notice to the Parties, whereupon the Parties shall appoint a successor. If the Parties fail to appoint a successor Escrow Agent within thirty (30) days of the date of resignation of the resigning Escrow Agent, the resigning Escrow Agent shall appoint a new Escrow Agent. Upon delivery of the Escrow Fund in its possession to the new Escrow Agent the former Escrow Agent shall have no further obligation hereunder.

8.    AMENDMENTS

      This Escrow Agreement may be amended by written agreement of the Parties and the Escrow Agent.

9.    ADDRESS

      All notices or other communications required or contemplated herein shall be in writing, sent by certified or express mail, addressed as indicated in this Escrow Agreement or as the same may be changed from time to time by notice similarly given.

10.   ASSIGNMENT

      Except as provided in Section 7 above, neither this Escrow Agreement, nor any

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-27
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rights, liabilities, or obligations hereunder may be assigned by the Escrow
Agent without the prior written consent of the Parties.

11.   CHOICE OF LAW.

      This Escrow Agreement shall be governed by and constructed in accordance with the laws of the State of New Jersey.

SALE OF 35 INDUSTRIAL PARKWAY                                            Page-28
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AGREED:


BIOSEARCH MEDICAL                       T.B.M. Associated, L.L.C.
PRODUCTS, INC.

By:__________________________________   By:_____________________________________

Title________________________________   Title:__________________________________


SMITH, STRATTON,
WISE, HERHER & BRENNAN

By:__________________________________

Title________________________________

                                    **END**